UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2018
MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[  ]  Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)     On October 24, 2018, the Board of Directors of MGIC Investment Corporation (the "Company") elected Jodeen A. Kozlak as a new member and appointed her to the Board’s Securities Investment Committee and its Management Development, Nominating and Governance Committee.

Ms. Kozlak is the founder and CEO of Kozlak Capital Partners, LLC, a private consulting firm. Ms. Kozlak previously served as the Global Senior Vice President of Human Resources of Alibaba Group, a multinational conglomerate (2016-2017). Ms. Kozlak also previously served as the Executive Vice President and Chief Human Resources Officer of Target Corporation, one of the largest retailers in the U.S. (2007-2016), and held other senior leadership roles in her 15-year career there. Prior to joining Target, Ms. Kozlak was a partner in a private law practice. Ms. Kozlak also serves on the board of Directors of C.H. Robinson Worldwide, Inc.

Ms. Kozlak will participate in the compensation program for non-executive directors as described in the company's 2018 Proxy Statement which was filed with the Securities and Exchange Commission on June 18, 2018. On October 24, 2018, Ms. Kozlak was awarded, under the MGIC Investment Corporation Deferred Compensation Plan for Non-Employee Directors, a grant of 2,317.8227 share units, representing the pro rata share of an annual grant made to each of the Company’s non-management directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date:	October 25, 2018	By: \s\ Paula C. Maggio

Paula C. Maggio
Executive Vice President, General Counsel and Secretary